                                    Exhibit 5

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT dated as of _________, 1997, is among CALIFORNIA HOUSING FINANCE L.P., a Delaware limited partnership, (the "Purchaser"), and CAPITAL PACIFIC HOLDINGS, INC. (the "Company").

         WHEREAS, the Purchaser is the beneficial owner of 2,484,340 shares of common stock, per value $0.10 per share (the "Common Stock") of the Company (the "Securities").

         NOW THEREFORE, the parties hereto do hereby agree as follows:

         SECTION 1.  DEMAND REGISTRATION.

         (a) The Purchaser may at any time after the date one year from the date hereof request in writing that the Company register under the Securities Act of 1933, as amended (the "Securities Act") all or any portion of the Registrable Stock (as defined below) for sale in the manner specified in such notice; and provided, that the aggregate purchase price to the public of such public offering of the shares of Registrable Stock for which registration has been requested shall reasonably be anticipated to exceed $1 million; and provided, further that (i) the Company shall not be obligated to register Purchaser's Registrable Stock pursuant to this paragraph (a) on more than one occasion, and
(ii) the Company shall not be obligated to effect a shelf registration as such is defined in Rule 415 under the Securities Act.

         (b) Following receipt of any notice delivered in compliance with paragraph (a) of this Section 1 (a "Demand"), the Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Demand, the number of shares of Registrable Stock specified in such Demand. Purchaser may request a specific managing underwriter or underwriters, which shall be of national standing, subject to the approval of the Company, which approval shall not unreasonably be withheld or unreasonably delayed. The Company shall be deemed to have satisfied an obligation to register Registrable Stock pursuant to a Demand when a registration statement covering at least 90% of the shares of Registrable Stock specified in the Demand for sale in accordance with the method of disposition specified in the Demand shall have become effective and the period of distribution of the registration contemplated thereby has been completed (determined as hereinafter provided).

         (c) The Company shall be entitled to include in any registration statement filed in response to a Demand made in accordance with this Section 1, for sale in accordance with the method of disposition specified by the Purchaser in such Demand, shares of Common Stock to be sold by the Company for its own account or that of other security holders, except as and to the extent that, in the opinion of the managing underwriters, such inclusion would adversely affect the marketing of the Registrable Stock, or the price thereof or the number of shares to be included for which registration has been requested in connection with such Demand. Except for registration statements on From S-4, S-8 or any successor forms thereto, the Company will not file with the Securities and Exchange Commission (the "Commission") any other registration statement with respect to its Common Stock, whether for its own account or that of other security holders, from the date of receipt of a Demand pursuant to this Section 1 until 45 days following the completion of the period of distribution of the registration contemplated thereby (determined as hereinafter provided).

         (d) The Company may at its option elect that any requested registration pursuant to Section 1(a) be delayed for a period not in excess of 90 days from the date of such Demand but only if, at the time of such request, the Company is engaged in a transaction which is material to the Company and the disclosure of which would have a material adverse effect on the Company.

         (e) Notwithstanding anything to the contrary contained in Section 1, no Demand may be made within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Purchaser shall have been entitled to join pursuant to
Section 2 hereof and in which there shall have been effectively registered at least 50% of the shares of Registrable Stock as to which registration shall, if any, have been requested.

         SECTION 2.  INCIDENTAL REGISTRATION.

         (a) If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of security holders or both, (excluding any registration statement on Form S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public), it will each such time give written notice to the Purchaser. Upon the written request received by the Company within 20 days after the giving of any such notice by the Company, to register any of the Registrable Stock, the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition (in accordance with its written request) of such Registrable Stock. Alternatively, the Company may include the Registrable Stock as to which registration shall have been requested by the Purchaser under this paragraph 2(a) in a separate registration statement to be filed concurrently with the registration statement proposed to be filed by the Company. In the event any registration statement filed pursuant to this Section 2 shall be, in whole or in part, in connection with any underwritten public offering, the number of shares of Registrable Stock to be included in such registration statement may be reduced or may be excluded from such registration, to the extent that the managing underwriter(s)shall give their written opinion that such inclusion would adversely affect the number of shares to be included or the marketing or price of the securities to be sold thereby the Company or by any security holder other than Purchaser but for whose account such securities are to be sold pursuant to the exercise of demand registration rights granted in accordance with any separate agreement with the Company not in violation of this Agreement. Such reduction or exclusion shall be pro rata among those security holders "piggybacking" on such registration period. Notwithstanding the foregoing provisions of this Section 2, the Company may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Registrable Stock. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this
Section 2.

         (b) In the event that a distribution of Registrable Stock covered by a registration statement referred to in paragraph (a) above is to be underwritten, then the distribution of Registrable Stock for the account of the Purchase shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such registration statement, and the holders of Registrable Stock that are selling shares of Registrable Stock pursuant to such registration statement shall enter into the agreement with such underwriters contemplated under Section 3.

         (c) Purchaser agrees, if reasonably requested by the managing underwriters in an underwritten offering to which the provision of this Section 2 apply, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the registration statement relating to such underwritten offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 10 day period prior to the filing of such registration statement, and during the period required by such underwriters, not to exceed the 180 day period beginning on the closing date of each underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by the Company or the managing underwriters.

         SECTION  3. REGISTRATION PROCEDURES.

         If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company will:

         (a) prepare and file with the Commission a registration statement (which (i) in the case of an underwritten public offering pursuant to Section 1, shall be on Form S-1 or other form of general applicability reasonably satisfactory to the managing underwriter selected as therein provided and (ii) shall be filed within 75 days after receipt of requisite requests from holders of Registrable Stock for registration) with respect to the Registrable Stock and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution (determined as hereafter provided) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the requesting holders' intended method of disposition set forth in such registration statement for such period;

         (c) furnish to each seller of Registrable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

         (d) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each seller of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter shall reasonably request to the extent required by applicable law, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other distribution in such jurisdiction to be sold by such seller, except that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation or qualify as a dealer in securities in any jurisdiction where it is not so qualified or to consent to general service of process or subject itself to taxation in any such jurisdiction;

         (e) use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange or automated quotation system on which any security of the Company is then listed;

         (f) immediately notify each seller of Registrable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (g) enter into such reasonable agreements (including an underwriting agreement, if applicable) which shall be customary in form, substance and scope for such an arrangement between such underwriter and companies of the Company's size and investment stature and take all such other reasonable actions in connection therewith in order to expedite and facilitate the disposition of the Registrable Stock to be registered;

         (h) whether or not the offering is underwritten and at the request of any seller of Registrable Stock, (i) furnish such reasonable representations and warranties to such seller and the underwriters, if any, as are customary in primary underwritten offerings and (ii) use best efforts to obtain (A) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller in form and substance as is customarily given to underwriters in an underwritten public offering and to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such seller, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and such letter to additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

         (i) make available upon reasonable notice for inspection at a reasonable time and in a reasonable manner by each seller of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or agent retained by such seller of Registrable Stock or underwriter, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such Seller, underwriter, attorney, accountant or agent, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent for use solely in connection with such registration statement and its due diligence efforts relating thereto; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such seller and such seller shall inform such other persons of the confidential nature of such information or documents unless disclosure of such records, information or documents is required by court or administrative order or such information or document becomes generally available to the public through no breach of this provision; provided, further, if such seller, underwriter, attorney, accountant or agent is ordered to disclosure any of such records, documents or information, such seller will and request such underwriter, attorney, accountant or agent to provide the Company with prompt written notice of such requirement so that the Company at its expense may seek a protective order or other appropriate remedy and/or waive compliance with this provision; and in the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this proviso, such seller agrees and will request such underwriter, attorney, accountant or agent to agree to furnish only that portion of such records, documents or information which such seller, underwriter, attorney, accountant or agent is legally required to disclose in the opinion of the special counsel or counsel representing such seller, underwriter, accountant or agent; provided, further, the Company shall have no obligation to provide or make available information to the extent such disclosure shall materially interfere with the business or operations of the Company; and

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practical, but not later than 18 months after the effective date of the registration statement, an earning statement covering the period of at least 12 months beginning with the first full fiscal quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission's regulations thereunder.

         For purposes of Sections 1 and 2, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until such underwriter has completed the distribution of all securities purchased by it but in no event in excess of 120 days, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or 120 days after the effective date thereof.

         In connection with each registration pursuant to this Agreement, the sellers of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Section 1 or 2 covering an underwritten public offering, the Company and each seller of Registrable Stock agree to enter into an underwriting agreement as contemplated by paragraph (g) above. Without limiting the generality of the foregoing, if such underwriting agreement contains restrictions upon the sale of securities of the Company, other than the securities which are to be included in the proposed distribution, then such restrictions shall be binding upon the sellers of Registrable Stock, but not for a period exceeding 180 days from the effective date of the registration statement and, if requested by the Company, such sellers shall enter into a written agreement to that effect.

         SECTION 4.  EXPENSES.

         (a) All expenses incurred by the Company in complying with Sections 1 through 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of a national securities exchange, transfer taxes, fees of transfer agents and registrars, costs of insurance of Registrable Stock and all other secondary shares, but excluding any Selling Expenses, are called "Registration Expenses." "Selling Expenses" as used herein means all underwriting discounts and selling commissions applicable to the sale of Registrable Stock.

         (b) Except as set forth in the next sentence, all Registration Expenses and Selling Expenses in connection with each registration statement prepared or filed under Section 1 shall be borne by Purchaser. All Registration Expenses and Selling Expenses incurred in connection with each registration statement prepared or filed under Sections 1 (only in the event the Company elects to include other Common Stock pursuant to Section 1(c)) and 2 shall be borne by the Purchaser and the Company (and any other participating sellers) as they are incurred (including their proportionate share of the reasonable fees and expenses of counsel to the Company) in proportion to the number of shares to be sold by each.

         SECTION 5.  INDEMNIFICATION AND CONTRIBUTION.

         (a) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 1 or 2, the Purchaser shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 1 or 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser shall be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Purchaser, furnished to the Company by Purchaser in writing and stated specifically for use in such registration statement or prospectus, amendment or supplement; provided, however, that the obligation of the Purchaser hereunder shall be limited to an amount equal to the net proceeds received by the Purchaser from such securities sold in such registration.

         (b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 1 or 2, the Company shall indemnify and hold harmless, to the full extent permitted by law, Purchaser, each member, partner, officer, trustee or director of the Purchaser, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser, person, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 1 or 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall pay or reimburse Purchaser, and each member, partner, officer, trustee or director thereof, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Purchaser, any such underwriter or any such controlling person, as the case may be, and stated to be specifically for use in such registration statement, prospectus, amendment or supplement.

         (c) Promptly after receipt of an indemnified party hereunder or written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this Section 5 if an to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to materially conflict with the interests of the indemnified party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party reasonably concludes that there may be legal defenses reasonably available to such indemnified party with respect to such claim which are different from or additional to those available to any other such indemnified parties or that a material conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising registration rights under Sections 1 or 2, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such holder shall contribute to the aggregate losses, claims, damages or liabilities including legal fees and expenses incurred by such party to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by such holder and the relative fault of the Company and each holder; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by such holder shall be deemed to be in the same proportion as the public offering price of such holder's Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Company and such holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Company, by such holder or by any controlling person of any such holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The indemnity obligations herein shall survive the transfer of the Registrable Stock by the Purchaser.

         SECTION 6.  DEFINITIONS.

         "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         an "Affiliate" of a person shall mean someone that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

         "Registrable Stock" means (a) any of the Securities and any other securities of the Company of the same class, and (b) any securities (of the Company or any other Person) issued or issuable with respect to any of the Securities by way of stock dividend or stock split, a dividend or other distribution, in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise. Any Registrable Stock will cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective by the SEC and the Registrable Stock has been disposed of pursuant to such effective registration statement, or (ii) the Registrable Stock is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met if, as a result of or following any sale referred to in this clause (ii), such securities are freely transferable without restriction under the Securities Act.

         SECTION 7.  MISCELLANEOUS.

         (a) Parties in Interest: Assignment. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether expressed or not. No party may assign its rights hereunder without the prior written consent of the other parties hereto, except the Purchaser may assign all of such rights to a single Affiliate.

         (b) Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

         (c) Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

         If to the Company:             Capital Pacific Holdings, Inc.
                                        4100 MacArthur Blvd., Suite 200
                                        Newport Beach, California  92660
                                        Telecopy No. (714) 622-8410
                                        Attention:  Hadi Makarechian

                                        with a copy to:

                                        Dag Wilkinson, Esq.
                                        Wiley, Rein & Fielding
                                        1776 K Street, N.W.
                                        Washington, D.C. 20006
                                        Telecopy No. (202) 429-7049

                                        If to the Purchaser:

                                        c/o Farallon Capital Management, L.L.C.
                                        One Maritime Plaza
                                        Suite 1325
                                        San Francisco, California  94111
                                        Telecopy No.: (415) 421-2133
                                        Attention:  Steve Millham

                                        with a copy to:

                                        Richards Spears Kibbe & Orbe
                                        One Chase Manhattan Plaza
                                        57th Floor
                                        New York, New York  10005
                                        Attention:  William Q. Orbe, Esq.
                                        Telecopy No. (212) 530-1801


Any party may, by written notice to the other parties, change the address or telecopy number to which notices to such party are to be delivered or mailed or sent by facsimile transmission.

All such notices or other communications shall be effective and be deemed to have been given as of the date on which so hand-delivered or on the third business day following the date on which so mailed, or if delivered by facsimile transmission, when sent and the sender receives evidence of complete transmission without error.

         (d) Entire Agreement: Amendment. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, both oral and written. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is not embodied in this Agreement, or in the written statements, certificates or other documents delivered pursuant hereto and neither of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not to set forth. This Agreement may be amended or modified only by a written instrument executed by the parties hereto or by their successors and assigns.

         (e) General. This Agreement (i) shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof; and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Severability. To the extent that any provision of this Agreement which does not materially affect the intent of the parties hereto shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


                                   CAPITAL PACIFIC HOLDINGS, INC.



                                   By:
                                      ------------------------------
                                      Name:  Hadi Makarechian
                                      Title: Chairman



                                   CALIFORNIA HOUSING FINANCE, L.P.

                                   By:  CALIFORNIA HOUSING FINANCE L.L.C.,
                                        its General Partner

                                   By:  FARALLON CAPITAL MANAGEMENT L.L.C.,
                                        its Managing Member



                                   By:
                                      -----------------------------
                                      Name:   Steve Millham
                                      Title:  Managing Member